Exhibit 99.1

WisdomTree to Acquire Ceres Partners, Premier U.S. Farmland Investment Manager and Family Farmer Partner

Strategic acquisition jumpstarts WisdomTree’s entry into the private asset markets, with a focus on a high-growth $3.5 trillion U.S. farmland market and adjacent verticals, including solar, AI data infrastructure and water

Day 1 accretive transaction that accelerates long-term earnings growth potential

NEW YORK, July 31, 2025 (Business Wire) – WisdomTree, Inc. (NYSE: WT), a global financial innovator, announced today that it entered into a definitive agreement to acquire Ceres Partners, LLC, a leading U.S.-based alternative asset manager specializing in farmland investments. This transaction marks WisdomTree’s entry into the private asset markets—starting with real estate and specifically farmland—and positions WisdomTree as a category leader. Additionally, the Ceres farmland platform benefits from opportunities in strategic adjacencies in demand for solar, AI data infrastructure and water that are expected to drive faster growth.

The acquisition delivers immediate scale and long-term upside, bringing approximately $1.85 billion in assets under management across approximately 545 U.S. farmland properties spanning 12 states, predominantly in the Midwest. Ceres has a strong track record of performance, having delivered a 10.3% net average annual total return since its inception in 2007—outperforming farmland benchmarks.

With farmland recognized as one of the largest and most underpenetrated real asset classes in the U.S., WisdomTree believes there is significant opportunity for growth. The asset class historically provides resilient, inflation-protected returns and is largely uncorrelated to traditional equity and bond markets. As demand accelerates for income-generating, inflation-hedged private investments, this transaction well positions WisdomTree to offer differentiated access on an institutional scale. Farmland prices and asset values rose in the U.S. in all but nine years since World War II, and Ceres represents a value-added platform in a category that has the fundamentals for greater advisor and institutional adoption.

“Farmland is one of the largest yet most underpenetrated real asset classes in the U.S., offering both scale and scarcity,” said Jonathan Steinberg, WisdomTree Founder and CEO. “This acquisition expands our leadership in innovative, income-generating investment solutions, while strategically accelerating our entry into private asset markets with a high-quality, scalable platform. It reflects our commitment to delivering differentiated exposures that drive long-term value for clients and stockholders alike. This strategic acquisition now positions WisdomTree to capitalize on the most significant structural growth opportunities in wealth and asset management today: ETPs, private markets, managed models and tokenization.”

Perry Vieth, Founder and CEO, Ceres Partners, said, “We are proud of Ceres’ long-standing partnerships and legacy with farmers. Joining forces with WisdomTree marks an exciting new chapter for Ceres. For nearly two decades, we’ve built a differentiated farmland investment platform rooted in performance, operational expertise and a deep understanding of U.S. agricultural markets. This partnership brings product innovation, scale and distribution that will allow us to reach more investors seeking resilient, inflation-hedged and income-generating real assets. Together, we are uniquely positioned to capitalize on the next wave of growth in farmland—including solar, AI data infrastructure and water—with a shared commitment to innovation and long-term value creation.”

2030 Strategic Goals

•	Raise over $750 million in farmland assets by year-end 2030 with fee structures approximating 1% base / 20% performance
•	Double base fee revenue by year-end 2030
•	Grow performance fee revenue by 1.5x–2x, assuming continued historical return levels
•	Accelerate WisdomTree’s overall margin expansion trajectory

Key Transaction Terms

•	$275 million upfront cash consideration payable at closing, subject to customary adjustments
•	Up to $225 million earn-out consideration payable in 2030, contingent on compound annual revenue growth of 12–22% measured over five years
•	Subject to approvals, financing and other customary closing conditions, the transaction is expected to close in Q4 2025

This transaction solidifies Ceres as a cornerstone of WisdomTree’s long-term strategy to build the next-generation asset management platform—one that blends structural growth sectors, innovative delivery and a future-ready product suite. Together with existing strengths in ETPs, managed models and tokenization, WisdomTree will offer clients institutional access to a highly differentiated set of exposures across both public and private markets.

WisdomTree will discuss the acquisition in further detail during its Q2 2025 earnings call on August 1, 2025 at 12:00 pm ET. For access, visit https://ir.wisdomtree.com

Goodwin Procter LLP is acting as legal counsel to WisdomTree. Berkshire Global Advisors is serving as financial advisor and Nutter McClennen & Fish LLP is acting as legal counsel to Ceres Partners.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, as well as digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our blockchain-native digital wallet, WisdomTree Prime® and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $128.5 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

About Ceres Partners

Ceres Partners is a specialist investment manager focused on food, agriculture, and most recently, water resources. Founded in 2007, Ceres Partners manages over $1.8 billion in its flagship farmland Fund that owns approximately 174,000 acres of prime U.S. farmland across 12 states. The Fund invests primarily in row crop farmland that delivers stable, uncorrelated returns including income and capital appreciation. Ceres serves a diverse investor base including institutions, family offices, registered investment advisors, and high net worth individuals. For more information on Ceres Partners, visit the Ceres Partners Website.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our ability to achieve our financial and business plans, goals and objectives and drive stockholder value, including with respect to our ability to successfully implement our strategic goals relating to our acquisition of Ceres Partners and other risk factors discussed from time to time in WisdomTree’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 26, 2025, and in subsequent reports filed with or furnished to the SEC. These forward-looking statements are based on WisdomTree’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside WisdomTree’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release. WisdomTree does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Contact Information:

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

Natasha Ramsammy

+1.917.267.3798

nramsammy@wisdomtree.com / wisdomtree@fullyvested.com

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.917.267.3859

Jeremy.Campbell@wisdomtree.com

Category: Business Update